                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-64844


                            PROSPECTUS SUPPLEMENT
                            (TO PROSPECTUS DATED FEBRUARY 27, 2003)

        PARTIALLY-PROTECTED EURO LINKED SECURITIES

        UBS AG $7,178,000 90% PRINCIPAL PROTECTED NOTES LINKED TO THE EUR/USD EXCHANGE RATE
        DUE DECEMBER 20, 2005

           Issuer:                   UBS AG
           Maturity Date:            December 20, 2005
           Coupon:                   We will not pay you interest during the term of the Notes.
           Reference Exchange        The Notes are linked to the EUR/USD exchange rate, which
           Rate:                     expresses the amount in U.S. dollars that can be exchanged for one euro.
           Maximum Return:           19.80% total return, or $1,198 for each $1,000 principal
                                     amount of Notes (19.58% p.a. on an actual/360 basis).
           Minimum Investment:       $10,000 and integral multiples of $1,000 thereafter.

           Payment at Maturity:      You will receive a payment at maturity that is based on the
                                     Final Exchange Rate relative to the Initial Exchange Rate:
                                     + If the Final Exchange Rate is equal to or greater than
                                     1.4425 U.S. dollars per euro (the "High Strike Price"), you will receive your principal amount, plus the maximum
                                       return of 19.80% (19.58% p.a.). THEREFORE, THE MAXIMUM
                                       PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF
                                       YOUR NOTES WILL BE $1,198.
                                     + If the Final Exchange Rate is greater than 1.3425 U.S.
                                     dollars per euro (the "Low Strike Price"), but less than the
                                       High Strike Price, you will receive 90% of your principal
                                       amount, plus an additional 4% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT,
                                       YOU WILL RECEIVE BETWEEN 90% AND 119.80% (THE MAXIMUM
                                       PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT
                                       MATURITY. IF THE EURO APPRECIATES LESS THAN 2.5% RELATIVE
                                       TO THE U.S. DOLLAR BETWEEN DECEMBER 15, 2004 (THE "TRADE
                                       DATE") AND THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN
                                       0% AND 10% OF YOUR PRINCIPAL.
                                     + If the Final Exchange Rate is less than or equal to the
                                     Low Strike Price, you will receive 90% of your principal
                                       amount. ACCORDINGLY, YOU WILL LOSE 10% OF YOUR PRINCIPAL.
                                     For a description of how your payment at maturity will be
                                     calculated, see "How will your payment at maturity be
                                     calculated?" on page S-5 and "Specific Terms of the
                                     Notes--Payment at Maturity" on page S-18.
           Currency Return:           Final Exchange Rate - Low Strike Price
                                     ------------------------------------------
                                               Low Strike Price
           Initial Exchange Rate:    1.3425 U.S. Dollars per euro, which was the EUR/USD exchange rate at approximately 12:25 p.m., New York City time, on the trade date.
           Final Exchange Rate:      EUR/USD exchange rate at approximately 10:00 a.m., New York
                                     City time, on the final valuation date, as described in this prospectus supplement.
           Booking Branch:           UBS AG, Jersey Branch
           Calculation Agent:        UBS Securities LLC
           CUSIP Number:             90261KJQ4

        SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.
        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                          Price to     Underwriting    Proceeds to
                                           Public        Discount        UBS AG
           Per Note                         100%         1.00%           99.0%
           Total                         $7,178,000     $71,780        $7,106,220

        UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.
        Prospectus Supplement dated December 15, 2004             [UBS LOGO]

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE PARTIALLY-PROTECTED EURO LINKED SECURITIES?

The Partially-Protected Euro Linked Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the EUR/USD exchange rate, a rate that expresses the number of U.S. dollars that can be exchanged for one euro (the "EUR/USD exchange rate"). You will receive a payment at maturity that is based on the change in the EUR/USD exchange rate between the trade date and the final valuation date, as described below:

+ If the Final Exchange Rate is equal to or greater than 1.4425 U.S. dollars per euro (the "High Strike Price"), you will receive your principal amount, plus the maximum return of 19.80% (19.58% p.a.). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF YOUR NOTES WILL BE $1,198.

+ If the Final Exchange Rate is greater than 1.3425 U.S. dollars per euro (the "Low Strike Price"), but less than the High Strike Price, you will receive 90% of your principal amount, plus an additional 4% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 90% AND 119.80% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE EURO APPRECIATES LESS THAN 2.5% RELATIVE TO THE U.S. DOLLAR BETWEEN THE TRADE DATE AND THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 10% OF YOUR PRINCIPAL.

+ If the Final Exchange Rate is less than or equal to the Low Strike Price, you will receive 90% of your principal amount. ACCORDINGLY, YOU WILL LOSE 10% OF YOUR PRINCIPAL.

+ Low Strike Price: 1.3425 U.S. dollars per euro (equal to the Initial Exchange Rate).

+  High Strike Price:  1.4425 U.S. dollars per euro.

The "Initial Exchange Rate" was determined by the calculation agent on the trade date and equals the EUR/USD exchange rate at approximately 12:25 p.m., New York City time, on such date as observed in the interbank foreign exchange market through the Electronic Broking System described on page S-19. The Low Strike Price equals the Initial Exchange Rate.

The "Final Exchange Rate" will be determined by the calculation agent and will equal the EUR/USD exchange rate in the interbank market as reported by Bloomberg, LLP at approximately 10:00 a.m., New York City time, on the final valuation date, as described in this prospectus supplement.

The "Currency Return" measures the change in the EUR/USD exchange rate based on the Final Exchange Rate relative to the Low Strike Price and is expressed as follows:

                   Final Exchange Rate - Low Strike Price
Currency Return =  --------------------------------------
                              Low Strike Price

We will not pay you interest during the term of the Notes.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-18.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes provide the opportunity to participate in possible increases in the EUR/USD exchange rate through an investment in the Notes, subject to the maximum return on the Notes of 19.80% (19.58% p.a.).

+ PARTIAL PRINCIPAL PROTECTION--At maturity, you will receive at least 90% of your principal amount, or $900 per $1,000 principal amount of the Notes, even if the EUR/USD exchange rate declines or the Final Exchange Rate is substantially less than the Low Strike Price. However, an investment in the Notes does not protect 100% of your principal at maturity if the EUR/USD exchange rate remains unchanged or even increases slightly. In order for an investor to receive the full principal amount of their Notes at maturity, the EUR/USD exchange rate must increase by 2.5%, which would require the Final Exchange Rate to equal 1.3761 U.S. dollars per euro.

+ MINIMUM INVESTMENT--In the initial offering of the Notes, we will offer the Notes in a minimum investment of $10,000 and integral multiples of $1,000 thereafter.

+ U.S. DOLLAR DENOMINATED--The Notes trade and are settled in the U.S. market in U.S. dollars.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-10 and the "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" section of the accompanying prospectus beginning on page 61.

+ AT MATURITY, YOU MAY LOSE UP TO 10% OF YOUR PRINCIPAL--The full principal amount of your Notes is not protected against a decline in the value of the euro relative to the U.S. dollar. You will lose 10% of the principal amount of your Notes if the EUR/USD exchange rate declines or remains unchanged from the trade date to the final valuation date. In addition, in order to receive 100% of your principal investment at maturity, the value of the euro relative to the U.S. dollar must increase by 2.5%, which would require the Final Exchange Rate to equal 1.3761 U.S. dollars per euro.

+ NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes.

+ YOU WILL NOT RECEIVE MORE THAN THE MAXIMUM RETURN AT MATURITY--Because the maximum return on the Notes is 19.80% (19.58% p.a.), the maximum payment per $1,000 principal amount of the Notes at maturity will be $1,198. You will not participate in any increase in the EUR/USD exchange rate above the maximum return at maturity.

+ PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have the benefit of partial principal protection from any decline in the EUR/USD exchange rate in excess of 10%. You should be willing to hold your Notes to maturity.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--We do not intend to list the Notes on any stock exchange and there can be no assurances that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+ You believe that the EUR/USD exchange rate will increase over the term of the Notes (i.e., the euro will appreciate in value against the U.S. dollar) and that such increase is likely to exceed 2.5% (i.e., the percentage increase necessary to result in a return of 100% of your principal amount), but is unlikely to greatly exceed the 19.80% maximum return on the Notes at maturity.

+ You seek an investment that offers partial principal protection when the Notes are held to maturity.

+  You are willing to hold the Notes to maturity.

+  You seek an investment with a return linked to the EUR/USD exchange rate.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You seek current income from your investment.

+  You seek an investment that is 100% principal protected.

+ You seek an investment that offers the possibility to participate in the full increase in the EUR/USD exchange rate.

+ You believe that the EUR/USD exchange rate is likely to decline or remain unchanged over the term of the Notes (i.e., the euro will depreciate in value or remain unchanged against the U.S. dollar), or you believe that the EUR/USD exchange rate will increase over the term of the Notes and that such increase will be in an amount greater than the 19.80% maximum return on the Notes at maturity.

+  You seek an investment for which there will be an active secondary market.

+  You are unable or unwilling to hold the Notes until maturity.

WHAT IS THE EURO?

The euro is the official currency of the member states of the European Economic and Monetary Union (the "European Monetary Union"). It was introduced in January 1999 and replaced the national currencies of the then 11 participating countries. Today, the euro is the official currency of 12 nations including:
Germany, Belgium, Greece, Luxembourg, Spain, France, Ireland, Italy, the Netherlands, Austria, Portugal and Finland. Other current and future European Monetary Union countries may adopt the euro as their official currency. We have obtained all information in this prospectus supplement relating to the European Monetary Union, the euro and the EUR/USD exchange rate from public sources, without independent verification.

WHAT DOES THE EUR/USD EXCHANGE RATE REFLECT?

The EUR/USD exchange rate is a foreign exchange spot price that measures the relative value of the two currencies, the euro and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one euro. The EUR/USD exchange rate increases when the euro appreciates relative to the U.S. dollar and decreases when the euro depreciates relative to the U.S. dollar. The "EUR/USD exchange rate" means the price in U.S. dollars of one euro in the interbank market. The Initial Exchange Rate and the Low Strike Price both equal
1.3425 U.S. dollars per euro, the EUR/USD exchange rate at approximately 12:25 p.m., New York City time, on the trade date as observed in the interbank foreign exchange market through the Electronic Broking System described on page S-19. The Final Exchange Rate will be determined by the calculation agent and will equal the EUR/USD exchange rate in the interbank market as reported by Bloomberg, LLP at approximately 10:00 a.m., New York City time, on the final valuation date, as described in this prospectus supplement.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-25.

In general, if you are an initial purchaser of the Notes, you will recognize ordinary income upon maturity in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes. In addition, pursuant to the terms of the Notes, you and we will agree to treat any loss you recognize with respect to your Notes due to receiving less than what you paid for your Notes at maturity and any gain or loss you recognize upon the sale or exchange of your Notes prior to the final valuation date as short-term capital gain or loss. If you are a secondary purchaser of the Notes, you will be treated in the same manner as initial purchasers except that all or a portion of any gain you recognize upon the maturity of your Notes will be treated as short-term capital gain to the extent of the excess, if any, of the principal amount of the Notes over the amount you paid for the Notes.

In the opinion of our counsel, Sullivan & Cromwell LLP, it is reasonable to treat your Notes as described above, but the Internal Revenue Service may assert that your Notes are subject to other special rules that would result in a different tax treatment of certain gains and losses. BECAUSE OF THIS UNCERTAINTY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES.

HOW WILL YOUR PAYMENT AT MATURITY BE CALCULATED?

Your payment at maturity will depend on the Final Exchange Rate relative to the Initial Exchange Rate (expressed in terms of the Low Strike Price).

+ If the Final Exchange Rate is equal to or greater than 1.4425 U.S. dollars per euro, the High Strike Price, you will receive $1,198 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate substantially exceeds the High Strike Price, your payment at maturity will be capped at this amount.

+ If the Final Exchange Rate is less than or equal to 1.3425 U.S. dollars per euro, the Low Strike Price, you will receive $900 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially less than the Low Strike Price, you will receive this amount at maturity.

+ If the Final Exchange Rate is greater than the Low Strike Price, but less than the High Strike Price, the following steps are necessary to calculate your payment at maturity:

STEP 1:  CALCULATE THE CURRENCY RETURN.

          The Currency Return is the difference between the EUR/USD exchange rate on the final valuation date relative to the Initial Exchange Rate (expressed in terms of the Low Strike Price), expressed as a percentage, calculated as follows:

                                           Final Exchange Rate - Low Strike Price
                 Currency Return  =    ----------------------------------------------
                                                      Low Strike Price

STEP 2:  CALCULATE THE ADJUSTED PAYOUT PERCENTAGE ON THE NOTES.

          The Adjusted Payout Percentage is based on the Currency Return:

          Adjusted Payout Percentage = 90% + (4 x Currency Return)

STEP 3:  CALCULATE THE PAYMENT AT MATURITY.

          Payment at maturity = Adjusted Payout Percentage x principal amount of the Notes

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Low Strike Price:                                       1.3425     U.S. dollar per euro(1)
High Strike Price:                                      1.4425     U.S. dollar per euro(2)
Principal amount of the Notes:                          $1,000
Maximum total return on the Notes:                       19.80%    total return
Maximum annualized return on Notes:                      19.58%    p.a. on an actual/360
                                                                   basis
Maximum payment at Maturity:                            $1,198

------------

(1) The Low Strike Price represents the EUR/USD exchange rate that the Final Exchange Rate must be less than or equal to in order for an investor to receive the minimum return, which is 90% of the principal amount of the Notes at maturity. The Low Strike Price equals the Initial Exchange Rate.

(2) The High Strike Price represents the EUR/USD exchange rate that the Final Exchange Rate must be equal to or greater than in order for an investor to receive the maximum return on the Notes.

LOSS OUTCOMES:

EXAMPLE 1--THE FINAL EXCHANGE RATE IS 1.2754 U.S. DOLLARS PER EURO ON THE FINAL VALUATION DATE, BELOW THE LOW STRIKE PRICE OF 1.3425 U.S. DOLLARS PER EURO

Since the Final Exchange Rate is below the Low Strike Price of 1.3425 U.S. dollars per euro, 90% of your investment is protected.

Your total payment at maturity would therefore be $900.00 (a 10% loss) which includes:

+  Principal Amount                                         $1,000.00

+  Minimum Payout (100% of principal amount less 10%
   maximum loss).                                                 90%
                                                            ---------
                              PAYMENT AT MATURITY:            $900.00    (90% of $1,000, the minimum
                                                            =========
                                                                         payment on the Notes)
                              LOSS                            $100.00

EXAMPLE 2--THE FINAL EXCHANGE RATE IS 1.3559 U.S. DOLLARS PER EURO ON THE FINAL VALUATION DATE, A 1% INCREASE FROM THE LOW STRIKE PRICE OF 1.3425 U.S. DOLLARS PER EURO

Since the Final Exchange Rate is above the Low Strike Price of 1.3425 U.S. dollars per euro, but below the High Strike Price of 1.4425 U.S. dollars per euro, you will receive 90% of your principal amount, plus 4% of your principal amount for every 1% the Currency Return is above 0%.

                    1.3559 - 1.3425
Currency Return:    ---------------   =   1%
                        1.3425

Adjusted Payout Percentage: 90% + (4 X Currency Return) = 94%

Your total payment at maturity would therefore be $940.00 (a 6% loss) which includes:

+  Principal Amount                                       $1,000.00

+  Adjusted Payout Percentage                                   94%
                                                          ---------
                              PAYMENT AT MATURITY:          $940.00    (94% of $1,000)
                                                          =========
                              LOSS                           $60.00

BREAKEVEN OUTCOME:

EXAMPLE 3--THE FINAL EXCHANGE RATE IS 1.3761 U.S. DOLLARS PER EURO ON THE FINAL VALUATION DATE, A 2.5% INCREASE FROM THE LOW STRIKE PRICE OF 1.3425 U.S. DOLLARS PER EURO

Since the Final Exchange Rate is above the Low Strike Price of 1.3425 U.S. dollars per euro, but below the High Strike Price of 1.4425 U.S. dollars per euro, you will receive 90% of your principal amount, plus 4% of your principal amount for every 1% the Currency Return is above 0%. As demonstrated below, the Final Exchange Rate must increase by 2.5% for an investor to receive the full $1,000.00 principal amount of the Notes at maturity.

                  1.3761 - 1.3425  = 2.5%
Currency Return:  ---------------
                      1.3425

Adjusted Payout Percentage:  90% + (4 X Currency Return) = 100%

Your total payment at maturity would therefore be $1,000.00 (a 0% total return on investment) which includes:

+  Principal Amount                                         $1,000.00

+  Adjusted Payout Percentage                                    100%
                                                            ---------
                              PAYMENT AT MATURITY:          $1,000.00    (100% of $1,000)
                                                            =========
                              LOSS/INCOME                       $0.00

GAIN OUTCOMES:

EXAMPLE 4--THE FINAL EXCHANGE RATE IS 1.4096 U.S. DOLLARS PER EURO ON THE FINAL VALUATION DATE, A 5% INCREASE FROM THE LOW STRIKE PRICE OF 1.3425 U.S. DOLLARS PER EURO

Since the Final Exchange Rate is above the Low Strike Price of 1.3425 U.S. dollars per euro, but below the High Strike Price of 1.4425 U.S. dollars per euro, you will receive 90% of your principal amount, plus 4% of your principal amount for every 1% the Currency Return is above 0%.

                  1.4096 - 1.3425  = 5%
Currency Return:  ---------------
                      1.3425

Adjusted Payout Percentage: 90% + (4 X Currency Return) = 110%

Your total payment at maturity would therefore be $1,100.00 (a 10% total return on investment) which includes:

+  Principal Amount                                         $1,000.00

+  Adjusted Payout Percentage                                    110%
                                                            ---------
                              PAYMENT AT MATURITY:          $1,100.00    (110% of $1,000)
                                                            =========
                              INCOME                          $100.00

EXAMPLE 5--THE FINAL EXCHANGE RATE IS 1.6110 U.S. DOLLARS PER EURO ON THE FINAL VALUATION DATE, A 20% INCREASE FROM THE LOW STRIKE PRICE OF 1.3425 U.S. DOLLARS PER EURO

Since the Final Exchange Rate is above the High Strike Price of 1.4425 U.S. dollars per euro, you will receive the maximum return on the Notes and will not participate in the full increase in the EUR/USD exchange rate.

Your total payment at maturity would therefore be limited to $1,198.00 (a 19.80% total return over a 364-day investment which equates to a 19.58% annualized return on the basis of a 360 day year) which includes:

+  Principal Amount                                                        $1,000.00

+  Maximum Payout (100% of principal amount + 19.80% Maximum Return)         119.80%
                                                                           ---------
                              PAYMENT AT MATURITY                          $1,198.00    (119.80% of $1,000)
                                                                           =========
                              INCOME                                         $198.00

HYPOTHETICAL PERFORMANCE AT MATURITY

                              (Performance Graph)

                                                                                       ANNUALIZED
                                                                                        % CHANGE
HYPOTHETICAL     % CHANGE FROM                            TOTAL                         FROM LOW
   FINAL         THE LOW STRIKE       TOTAL AMOUNT       RATE OF      ANNUALIZED     STRIKE PRICE TO
  EXCHANGE     PRICE TO THE FINAL      PAYABLE AT       RETURN ON   RATE OF RETURN      THE FINAL
    RATE         EXCHANGE RATE      MATURITY PER NOTE   THE NOTES    ON THE NOTES     EXCHANGE RATE
   1.0069              -25%             $  900.00        -10.00%        -9.89%           -24.72%
   1.0740              -20%             $  900.00        -10.00%        -9.89%           -19.78%
   1.1411              -15%             $  900.00        -10.00%        -9.89%           -14.84%
   1.2083              -10%             $  900.00        -10.00%        -9.89%            -9.89%
   1.2754               -5%             $  900.00        -10.00%        -9.89%            -4.94%
   1.2888               -4%             $  900.00        -10.00%        -9.89%            -3.96%
   1.3022               -3%             $  900.00        -10.00%        -9.89%            -2.97%
   1.3157               -2%             $  900.00        -10.00%        -9.89%            -1.97%
   1.3291               -1%             $  900.00        -10.00%        -9.89%            -0.99%
   1.3425                0%             $  900.00        -10.00%        -9.89%             0.00%
   1.3559                1%             $  940.00         -6.00%        -5.93%             0.99%
   1.3761              2.5%             $1,000.00          0.00%         0.00%             2.47%
   1.3828                3%             $1,020.00          2.00%         1.98%             2.97%
   1.3962                4%             $1,060.00          6.00%         5.93%             3.96%
   1.4096                5%             $1,100.00         10.00%         9.89%             4.95%
   1.4231                6%             $1,140.00         14.00%        13.85%             5.93%
   1.4365                7%             $1,180.00         18.00%        17.80%             6.92%
   1.4425             7.45%             $1,198.00         19.80%        19.58%             7.37%
   1.4499                8%             $1,198.00         19.80%        19.58%             7.91%
   1.4633                9%             $1,198.00         19.80%        19.58%             8.90%
   1.4768               10%             $1,198.00         19.80%        19.58%             9.89%
   1.4902               11%             $1,198.00         19.80%        19.58%            10.88%
   1.6110               20%             $1,198.00         19.80%        19.58%            19.78%

------------
Values have been rounded for ease of analysis.

--------------------------------------------------------------------------------

RISK FACTORS

The return on the Notes is linked to the EUR/USD exchange rate. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE UP TO 10% OF YOUR PRINCIPAL

The full principal amount of your Notes is not protected against a decline in the value of the euro relative to the U.S. dollar. You will lose 10% of the principal amount of your Notes if the EUR/USD exchange rate declines or remains unchanged from the trade date to the final valuation date. In addition, in order to receive 100% of your principal investment at maturity, the value of the euro relative to the U.S. dollar must increase by 2.5%, which would require the Final Exchange Rate to equal 1.3761 U.S. dollars per euro.
ACCORDINGLY, YOU MAY LOSE UP TO 10% OF YOUR PRINCIPAL.

See "How will your payment at maturity be calculated?" on page S-5.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PARTIALLY PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY

You will receive at least the minimum payment of 90% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not be entitled to partial principal protection or any minimum total return on the portion of your Notes sold. You therefore should be willing to hold your Notes to maturity.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 19.80%

Your payment at maturity is based on the change in the EUR/USD exchange rate. If the Final Exchange Rate is greater than or equal to the High Strike Price of
1.4425 U.S. dollars per euro, your payment at maturity will be limited to the maximum total return on the Notes of 19.80% (19.58% p.a. on an actual/360 basis). Therefore, your ability to participate in any increase in the EUR/USD exchange rate through an investment in the Notes is limited because the amount that you receive at maturity will never exceed $1,198.

OWNING THE NOTES IS NOT THE SAME AS OWNING EUROS

The return on your Notes will not reflect the return you would realize if you actually purchased euros and converted them into U.S. dollars on the final valuation date. The EUR/USD exchange rate is calculated by reference to the euro relative to the U.S. dollar without taking into consideration the value of the euro relative to other currencies or in other markets.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. WE EXPECT THAT GENERALLY THE EUR/USD EXCHANGE RATE ON ANY DAY WILL AFFECT THE MARKET VALUE OF THE NOTES MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the market value of the Notes include:

+ supply and demand for the Notes, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker

+  euro and U.S. dollar interest rates

+  the time remaining to the final valuation date

RISK FACTORS
--------------------------------------------------------------------------------

+  the creditworthiness of UBS

+  volatility of the EUR/USD exchange rate

THE EUR/USD EXCHANGE RATE WILL BE INFLUENCED BY UNPREDICTABLE FACTORS WHICH INTERRELATE IN COMPLEX WAYS

The EUR/USD exchange rate is a result of the supply of, and demand for, each currency and changes in the foreign exchange rate may result from the interactions of many factors including economic, financial, social and political conditions in Europe and the United States. These conditions include, for example, the overall growth and performance of the economies of the U.S. and the European Community, and the constituent nations thereof, the trade and current account balance between the U.S. and the nations of the European Community, market interventions by the Federal Reserve Board or the European Central Bank, inflation, interest rate levels, the performance of the stock markets in the U.S. and Europe, the stability of the United States and European governments and banking systems, wars in which the U.S. or European nations are directly or indirectly involved or that occur anywhere in the world, major natural disasters in the U.S. or Europe, and other foreseeable and unforeseeable events.

Certain relevant information relating to the European Community and the constituent nations thereof may not be as well known or as rapidly or thoroughly reported in the United States as comparable to United States developments. Prospective purchasers of the Notes should be aware of the possible lack of availability of important information that can affect the value of the euro in relation to the U.S. dollar and must be prepared to make special efforts to obtain such information on a timely basis.

THE LIQUIDITY, TRADING VALUE AND AMOUNTS PAYABLE UNDER THE NOTES COULD BE AFFECTED BY THE ACTIONS OF SOVEREIGN GOVERNMENTS OR THE EUROPEAN MONETARY UNION

Exchange rates of most economically developed nations, including the European Monetary Union, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including the European Monetary Union, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments or the European Monetary Union which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the euro, the U.S. dollar or any other currency.

EVEN THOUGH THE EURO AND U.S. DOLLAR ARE TRADED AROUND-THE-CLOCK, IF A SECONDARY MARKET DEVELOPS, THE NOTES MAY TRADE ONLY DURING REGULAR TRADING HOURS IN THE U.S.

The interbank market for the euro and U.S. dollar is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the euro and U.S. dollar are traded. To the extent that U.S. markets are closed while the markets for the euro and the U.S. dollar remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Notes on such exchange.

RISK FACTORS
--------------------------------------------------------------------------------

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the EUR/USD exchange rate relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE NOTES

There may be little or no secondary market for the Notes. We do not intend to list the Notes on any U.S. stock exchange and it is not possible to predict whether a secondary market will develop for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the Notes, but they are NOT required to do so. If UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the Notes, it may stop doing so at any time.

HISTORICAL PERFORMANCE OF THE EUR/USD EXCHANGE RATE SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE EUR/USD EXCHANGE RATE DURING THE TERM OF THE NOTES

It is impossible to predict whether the EUR/USD exchange rate will rise or fall. The EUR/USD exchange rate will be influenced by complex and interrelated political, economic, financial and other factors. See "The EUR/USD exchange rate will be influenced by unpredictable factors which interrelate in complex ways" above.

TRADING BY UBS AG OR ITS AFFILIATES IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES

We and our affiliates are active participants in the interbank foreign exchange and currency derivative markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be in foreign exchange or currency derivative transactions. In addition, as described below under "Use of Proceeds and Hedging" on page S-23, we or one or more of our affiliates may hedge our foreign currency exposure from the Notes by entering into foreign exchange and currency derivative transactions. Our trading and hedging activities may affect the EUR/USD exchange rates and make it less likely that you will receive a return on your investment in the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the euro and U.S. dollar that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the EUR/USD exchange rate, could be adverse to the interests of the holders of the Notes.

We or one or more of our affiliates have published and may in the future publish research on foreign exchange markets, exchange rates and other matters that may have an influence on currency exchange rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-25, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-22. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine the Final Exchange Rate on the final valuation date. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest.

--------------------------------------------------------------------------------

HISTORICAL EUR/USD EXCHANGE RATE

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. The EUR/USD exchange rate increases when the euro appreciates relative to the U.S. dollar and decreases when the euro depreciates relative to the U.S. dollar. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro. For example, on December 2, 2004, the EUR/USD exchange rate in the interbank market as reported by Bloomberg, LLP at approximately 10:00 a.m. New York City time was equal to 1.3346, which indicates that $1.3346 U.S. dollars can be exchanged for one euro.

The following graph sets forth the monthly high and low levels in the interbank market of the EUR/USD exchange rate from November 1999 through December 15, 2004. The historical performance of the EUR/USD exchange rates should not be taken as an indication of future performance.

MONTHLY EUR/USD EXCHANGE RATE--HIGH, LOW AND MONTH END CLOSE

                         (USD/EUR EXCHANGE RATE GRAPH)

     Source: Bloomberg, LLP

HISTORICAL EUR/USD EXCHANGE RATE
--------------------------------------------------------------------------------

U.S. dollars and euros are traded by all major foreign exchange traders around the world. The following table and graph present the monthly high, low and month end close EUR/USD exchange rates as reported by Bloomberg, LLP, a leading financial information provider. We obtained the trading price information set forth below from Bloomberg, LLP, without independent verification.

You should not take the historical EUR/USD exchange rate as an indication of future performance.

--------------------------------------------------------------------------------------------------------------
DATE                                                             HIGH           LOW          MONTH END CLOSE
--------------------------------------------------------------------------------------------------------------
Nov 1999...................................................     1.0591         1.0036            1.0093
--------------------------------------------------------------------------------------------------------------
Dec 1999...................................................     1.0297         0.9990            1.0062
--------------------------------------------------------------------------------------------------------------
Jan 2000...................................................     1.0414         0.9668            0.9707
--------------------------------------------------------------------------------------------------------------
Feb 2000...................................................     1.0090         0.9627            0.9642
--------------------------------------------------------------------------------------------------------------
Mar 2000...................................................     0.9795         0.9483            0.9553
--------------------------------------------------------------------------------------------------------------
Apr 2000...................................................     0.9750         0.9033            0.9119
--------------------------------------------------------------------------------------------------------------
May 2000...................................................     0.9410         0.8850            0.9380
--------------------------------------------------------------------------------------------------------------
Jun 2000...................................................     0.9700         0.9283            0.9525
--------------------------------------------------------------------------------------------------------------
Jul 2000...................................................     0.9595         0.9194            0.9266
--------------------------------------------------------------------------------------------------------------
Aug 2000...................................................     0.9286         0.8837            0.8878
--------------------------------------------------------------------------------------------------------------
Sept 2000..................................................     0.9035         0.8443            0.8827
--------------------------------------------------------------------------------------------------------------
Oct 2000...................................................     0.8856         0.8230            0.8489
--------------------------------------------------------------------------------------------------------------
Nov 2000...................................................     0.8787         0.8371            0.8729
--------------------------------------------------------------------------------------------------------------
Dec 2000...................................................     0.9431         0.8700            0.9427
--------------------------------------------------------------------------------------------------------------
Jan 2001...................................................     0.9594         0.9123            0.9366
--------------------------------------------------------------------------------------------------------------
Feb 2001...................................................     0.9444         0.9017            0.9236
--------------------------------------------------------------------------------------------------------------
Mar 2001...................................................     0.9380         0.8751            0.8767
--------------------------------------------------------------------------------------------------------------
Apr 2001...................................................     0.9088         0.8717            0.8891
--------------------------------------------------------------------------------------------------------------
May 2001...................................................     0.9004         0.8446            0.8453
--------------------------------------------------------------------------------------------------------------
Jun 2001...................................................     0.8670         0.8413            0.8490
--------------------------------------------------------------------------------------------------------------
Jul 2001...................................................     0.8823         0.8352            0.8764
--------------------------------------------------------------------------------------------------------------
Aug 2001...................................................     0.9240         0.8741            0.9123
--------------------------------------------------------------------------------------------------------------
Sept 2001..................................................     0.9330         0.8827            0.9114
--------------------------------------------------------------------------------------------------------------
Oct 2001...................................................     0.9240         0.8870            0.9005
--------------------------------------------------------------------------------------------------------------
Nov 2001...................................................     0.9118         0.8737            0.8964
--------------------------------------------------------------------------------------------------------------
Dec 2001...................................................     0.9081         0.8743            0.8895
--------------------------------------------------------------------------------------------------------------
Jan 2002...................................................     0.9064         0.8574            0.8593
--------------------------------------------------------------------------------------------------------------
Feb 2002...................................................     0.8799         0.8565            0.8693
--------------------------------------------------------------------------------------------------------------

HISTORICAL EUR/USD EXCHANGE RATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
DATE                                                             HIGH           LOW          MONTH END CLOSE
--------------------------------------------------------------------------------------------------------------
Mar 2002...................................................     0.8868         0.8633            0.8717
--------------------------------------------------------------------------------------------------------------
Apr 2002...................................................     0.9044         0.8713            0.9005
--------------------------------------------------------------------------------------------------------------
May 2002...................................................     0.9416         0.8989            0.9342
--------------------------------------------------------------------------------------------------------------
Jun 2002...................................................     0.9988         0.9304            0.9914
--------------------------------------------------------------------------------------------------------------
Jul 2002...................................................     1.0199         0.9716            0.9776
--------------------------------------------------------------------------------------------------------------
Aug 2002...................................................     0.9915         0.9624            0.9823
--------------------------------------------------------------------------------------------------------------
Sept 2002..................................................     0.9988         0.9613            0.9866
--------------------------------------------------------------------------------------------------------------
Oct 2002...................................................     0.9926         0.9688            0.9903
--------------------------------------------------------------------------------------------------------------
Nov 2002...................................................     1.0171         0.9881            0.9943
--------------------------------------------------------------------------------------------------------------
Dec 2002...................................................     1.0505         0.9863            1.0492
--------------------------------------------------------------------------------------------------------------
Jan 2003...................................................     1.0905         1.0336            1.0768
--------------------------------------------------------------------------------------------------------------
Feb 2003...................................................     1.0935         1.0667            1.0806
--------------------------------------------------------------------------------------------------------------
Mar 2003...................................................     1.1083         1.0504            1.0915
--------------------------------------------------------------------------------------------------------------
Apr 2003...................................................     1.1187         1.0562            1.1184
--------------------------------------------------------------------------------------------------------------
May 2003...................................................     1.1933         1.1158            1.1784
--------------------------------------------------------------------------------------------------------------
Jun 2003...................................................     1.1930         1.1400            1.1511
--------------------------------------------------------------------------------------------------------------
Jul 2003...................................................     1.1611         1.1116            1.1232
--------------------------------------------------------------------------------------------------------------
Aug 2003...................................................     1.1426         1.0794            1.0984
--------------------------------------------------------------------------------------------------------------
Sept 2003..................................................     1.1739         1.0764            1.1656
--------------------------------------------------------------------------------------------------------------
Oct 2003...................................................     1.1860         1.1535            1.1593
--------------------------------------------------------------------------------------------------------------
Nov 2003...................................................     1.2018         1.1377            1.1995
--------------------------------------------------------------------------------------------------------------
Dec 2003...................................................     1.2647         1.1937            1.2595
--------------------------------------------------------------------------------------------------------------
Jan 2004...................................................     1.2898         1.2335            1.2478
--------------------------------------------------------------------------------------------------------------
Feb 2004...................................................     1.2926         1.2373            1.2493
--------------------------------------------------------------------------------------------------------------
Mar 2004...................................................     1.2541         1.2047            1.2316
--------------------------------------------------------------------------------------------------------------
Apr 2004...................................................     1.2389         1.1761            1.1980
--------------------------------------------------------------------------------------------------------------
May 2004...................................................     1.2297         1.1772            1.2188
--------------------------------------------------------------------------------------------------------------
Jun 2004...................................................     1.2354         1.1955            1.2199
--------------------------------------------------------------------------------------------------------------
Jul 2004...................................................     1.2461         1.1992            1.2018
--------------------------------------------------------------------------------------------------------------
Aug 2004...................................................     1.2388         1.1969            1.2183
--------------------------------------------------------------------------------------------------------------
Sept 2004..................................................     1.2443         1.2027            1.2436
--------------------------------------------------------------------------------------------------------------
Oct 2004...................................................     1.2842         1.2225            1.2803
--------------------------------------------------------------------------------------------------------------
Nov 2004...................................................     1.3335         1.2657            1.3279
--------------------------------------------------------------------------------------------------------------
Dec 2004 (through Dec 15, 2004)............................     1.3469         1.3146            1.3402
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VALUE OF THE NOTES

AT MATURITY. Your payment at maturity is based on the change in the EUR/USD exchange rate:

+ If the Final Exchange Rate is equal to or greater than 1.4425 U.S. dollars per euro, the High Strike Price, you will receive your principal amount, plus the maximum total return of 19.80% (19.58% p.a. on an actual/360 basis). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF YOUR NOTES WILL BE $1,198.

+ If the Final Exchange Rate is greater than 1.3425 U.S. dollars per euro, the Low Strike Price, but less than the High Strike Price, or 1.4425 U.S. dollars per euro, you will receive 90% of your principal amount, plus an additional 4% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 90% AND 119.80% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE EURO APPRECIATES LESS THAN 2.5% RELATIVE TO THE U.S. DOLLAR BETWEEN THE TRADE DATE AND THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 10% OF YOUR PRINCIPAL.

+  If the Final Exchange Rate is less than or equal to the Low Strike Price, or
   1.3425 U.S. dollars per euro, you will receive 90% of your principal amount, or $900 for each $1,000 principal amount of your Notes. ACCORDINGLY, YOU WILL LOSE 10% OF YOUR PRINCIPAL.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-18.

PRIOR TO MATURITY. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the EUR/USD exchange rate on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-10 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

MINIMUM INVESTMENT; DENOMINATION

In the initial offering of the Notes, we will offer the Notes in a minimum investment of $10,000 and integral multiples of $1,000 thereafter.

PAYMENT AT MATURITY

Your payment at maturity will depend on the Final Exchange Rate relative to the Initial Exchange Rate (expressed in terms of the Low Strike Price):

+ If the Final Exchange Rate is equal to or greater than 1.4425 U.S. dollars per euro, the High Strike Price, you will receive $1,198 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate substantially exceeds the High Strike Price, your payment at maturity will be capped at this amount.

+ If the Final Exchange Rate is less than or equal to 1.3425 U.S. dollars per euro, the Low Strike Price, you will receive $900 for each $1,000 principal amount of your Notes. Even if the Final Exchange Rate is substantially less than the Low Strike Price, you will receive this amount at maturity.

+ If the Final Exchange Rate is greater than the Low Strike Price, but less than the High Strike Price, you will receive 90% of your principal amount, plus an additional 4% of your principal amount for every 1% that the Currency Return exceeds 0%. AS A RESULT, YOU WILL RECEIVE BETWEEN 90% AND 119.80% (THE MAXIMUM PAYMENT) OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY. IF THE EURO APPRECIATES LESS THAN 2.5% RELATIVE TO THE U.S. DOLLAR BETWEEN THE TRADE DATE AND THE FINAL VALUATION DATE, YOU WILL LOSE BETWEEN 0% AND 10% OF YOUR PRINCIPAL.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the Final Exchange Rate is greater than the Low Strike Price but less than the High Strike Price, the following steps are necessary to calculate your payment at maturity:

Step 1:  Calculate the Currency Return.

           The Currency Return is the difference between the EUR/USD exchange rate on the final valuation date relative to the Low Strike Price, expressed as a percentage, calculated as follows:

                     Final Exchange Rate -- Low Strike
Currency Return =                  Price
                   --------------------------------------
                              Low Strike Price

Step 2:  Calculate the Adjusted Payout Percentage on the Notes.

           The Adjusted Payout Percentage is based on the Currency Return:
           Adjusted Payout Percentage = 90% + (4 X Currency Return)

Step 3:  Calculate the payment at maturity.

           Payment at maturity = Adjusted Payout Percentage X principal amount of the Notes

+  Low Strike Price: 1.3425 U.S. dollars per euro (equal to the Initial Exchange
   Rate).

+  High Strike Price: 1.4425 U.S. dollars per euro.

For purposes of this section, the following terms shall have the meanings set forth below:

The "Initial Exchange Rate" was determined by the calculation agent on the trade date and equals the EUR/USD exchange rate at approximately 12:25 p.m., New York City time, on such date as observed in the interbank foreign exchange market through the Electronic Broking System described below. The Low Strike Price equals the Initial Exchange Rate.

Electronic Broking System is a provider of anonymous electronic brokerage services to the interbank trading community, which allows foreign exchange traders to engage in spot trading in all major currencies around the world. Electronic Broking System was established in 1993 by 12 of the largest foreign exchange banks. We hold a limited partnership interest in Electronic Broking System.

The "Final Exchange Rate" will be determined by the calculation agent and will equal the EUR/USD exchange rate in the interbank market as reported by Bloomberg, LLP at approximately 10:00 a.m., New York City time, on the final valuation date. However, if the EUR/USD exchange rate is not so quoted by Bloomberg, LLP then the EUR/USD exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date for the purchase or sale by the Reference Dealers of the Reference Amount for settlement two Business Days later. If fewer than two Reference Dealers provide such spot quotations, then the EUR/USD exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date from three leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the sale by such banks of the Reference Amount for settlement two Business Days later. If these spot quotations are available from fewer than three banks, then the calculation agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no spot quotation is available, then the EUR/USD exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 10:00 a.m., New York City time, on such date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

"Reference Dealers" as used herein, means Citibank, N.A., Deutsche Bank A.G. and JP Morgan Chase Bank, or their successors.

"Reference Amount" equals 1,000,000 euros.

MATURITY DATE

The maturity date will be December 20, 2005 unless that day is not a business day, in which case the maturity date will be the next following business day.

FINAL VALUATION DATE

The final valuation date will be December 16, 2005.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, business days, the default amount, the Currency Return, the Initial Exchange Rate, the Final Exchange Rate and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving spot, forward and option transactions. We reserve the right to leave any position unhedged, partially hedged or fully hedged, and to adjust the hedge from time to time in any manner we see fit.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve spot, forward and option sales or purchases.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-10 for a discussion of these adverse effects.

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2004 (UNAUDITED)                            CHF       USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  185,270   148,773
                                                              -------   -------
  Total Debt................................................  185,270   148,773
Minority Interest(2)........................................    7,187     5,771
Shareholders' Equity........................................   34,524    27,723
                                                              -------   -------
Total capitalization........................................  226,981   182,267
                                                              =======   =======

---------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.80301.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain Swiss and United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below constitutes the opinion of our United States tax counsel, Sullivan & Cromwell LLP, as to the material United States federal income tax consequences of ownership of your Notes. The discussion below supplements the discussion under "U.S. Tax Considerations" in the accompanying prospectus with respect to United States holders (as defined in that section of the prospectus) and is subject to the limitations and exceptions presented there.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD CURRENTLY BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, CERTAIN ASPECTS OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

Initial Purchasers. If you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes. If the amount you receive with respect to your Notes at such time is less than the amount you paid for your Notes, the terms of your Notes require that you and we (in the absence of an administrative or judicial ruling to the contrary) treat the difference as a short-term capital loss.

Upon a sale or exchange of your Notes, you should recognize gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat any gain or loss you recognize upon such a sale or exchange as short-term capital gain or loss (except for any gain you recognize upon a sale or exchange of your Notes on or after the final valuation date which will likely be treated as ordinary income).

In the opinion of our United States tax counsel, Sullivan & Cromwell LLP, although the required tax treatment of your Notes set forth in the terms of your Notes is not free from doubt, this treatment constitutes a reasonable treatment of your Notes for United States federal income tax purposes. It is possible, however, that the Internal Revenue Service could assert that your Notes should be subject to the special rules under Section 988 of the Internal Revenue Code of 1986 governing dispositions of debt instruments the payments on which are determined by reference to the value of a foreign currency, in which case any gain or loss you recognize upon the sale or exchange of your Notes or loss you recognize upon maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the EUR/USD spot exchange rate after the date of your purchase of the Notes.

Secondary Purchasers. If you are a secondary purchaser of Notes, you should be treated in the same manner as described above with respect to initial purchasers except that the terms of your Notes

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

require that you and we (in the absence of an administrative or judicial ruling to the contrary) treat any income you recognize upon the maturity of your Notes as short-term capital gain to the extent of the excess, if any, of the principal amount of your Notes over the amount you paid for your Notes. See, however, the discussion above under "Initial Purchasers" with respect to the possibility that your Notes could be subject to special rules under section 988 of the Internal Revenue Code, in which case any gain or loss you recognize upon the sale or maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the EUR/USD spot exchange rate after the date of your purchase of the Notes.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND

If you hold Notes as a private individual and are a resident for tax purposes in Switzerland, you should consult with your own tax advisor. We expect that your investments will be treated, for Swiss income tax purposes, as an investment in short-term bonds with a variable, predominantly one-time return. If you are a private investor and hold your Notes until maturity, we expect that you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your notes to a third party prior to maturity, we expect that you will be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 0.75% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-10
Historical EUR/USD Exchange Rate......  S-14
Value of the Notes....................  S-17
Specific Terms of the Notes...........  S-18
Use of Proceeds and Hedging...........  S-23
Capitalization of UBS.................  S-24
Supplemental Tax Considerations.......  S-25
ERISA Considerations..................  S-27
Supplemental Plan of Distribution.....  S-28

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     7
Presentation of Financial
  Information.........................     8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     9
Capitalization of UBS.................     9
UBS...................................    10
Use of Proceeds.......................    12
Description of Debt Securities We May
  Offer...............................    13
Description of Warrants We May Offer..    35
Legal Ownership and Book-Entry
  Issuance............................    52
Considerations Relating to Indexed
  Securities..........................    58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    61
U.S. Tax Considerations...............    64
Tax Considerations Under the Laws of
  Switzerland.........................    75
ERISA Considerations..................    77
Plan of Distribution..................    78
Validity of the Securities............    81
Experts...............................    81

[UBS LOGO]

PARTIALLY-PROTECTED
EURO LINKED SECURITIES

UBS AG $7,178,000 90% PRINCIPAL PROTECTED NOTES LINKED TO THE EUR/USD EXCHANGE RATE DUE DECEMBER 20, 2005

PROSPECTUS SUPPLEMENT

DECEMBER 15, 2004
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.